Exhibit 3.22

CERTIFICATE OF CORRECTION

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CALPINE NATURAL GAS L.P.

This Certificate of Correction of the Certificate of Limited Partnership of Calpine Natural Gas L.P., a Delaware limited partnership (the “Partnership”), is being duly executed and filed by Calpine Natural Gas GP, LLC, a Delaware limited liability company, as the sole general partner of the Partnership.

1.	The name of the Partnership is Calpine Natural Gas L.P.

2.

A Certificate of Limited Partnership of the Partnership (the “Instrument”) was filed with the Secretary of State of the State of Delaware on April 24, 2002, which contains an inaccuracy as to the name of the sole general partner as identified in the first paragraph and on the signature line, and said Instrument requires correction as permitted by Section 17-213(a) of the Delaware Revised Uniform Limited Partnership Act.

3.	The inaccuracy in said Instrument is as follows:

The sole general partner that executed and filed the Instrument in its first paragraph is incorrectly identified as “Calpine Natural Gas GP, Inc.” Further, the signature line on the Instrument incorrectly identified the sole general partner as “Calpine Natural Gas GP, Inc.” Both references to “Calpine Natural Gas GP, Inc.” should have been to “Calpine Natural Gas GP, LLC.”

4.	The first paragraph of the Instrument filed on April 24, 2002 is corrected to read as follows:

“This Certificate of Limited Partnership of Calpine Natural Gas L.P. (the “Partnership”) is being duly executed and filed by Calpine Natural Gas GP, LLC, a Delaware limited liability company, as the sole general partner, to form a limited partnership under Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.”

5.	The signature line on the Instrument filed on April 24, 2002 is corrected to read as follows:

“CALPINE NATURAL GAS GP, LLC,

the sole general partner”

6.	The text of the Instrument filed on April 24, 2002 is corrected to read in its entirety as follows:

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CALPINE NATURAL GAS L.P.

This Certificate of Limited Partnership of Calpine Natural Gas L.P. (the “Partnership”) is being duly executed and filed by Calpine Natural Gas GP, LLC, a Delaware limited liability company, as the sole general partner, to form a limited partnership under Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.

1.	Name. The name of the Partnership is Calpine Natural Gas L.P.

2.	Registered Office. The address of the Partnership’s registered office is 9 East Lookerman Street, Dover, County of Kent, Delaware 19901.

3.

Registered Agent.    The name and address of the registered agent of the Partnership for service of process are National Registered Agents, Inc., 9 East Lookerman Street, Dover, County of Kent, Delaware 19901

4.	General Partner. The name, mailing address and street address of the business of the general partner of the Partnership are:

Calpine Natural Gas GP, LLC

1000 Louisiana Street

Suite 800

Houston, Texas 77002

5.

Certificated Nature of the Limited Partnership Interests.    All partnership interests in the Partnership are securities governed by Article 8 and all other provisions of the Uniform Commercial Code as adopted and amended in the State of Delaware and any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (the “UCC”), and pursuant to the terms of Section 8-103 of the UCC, such partnership interests shall be “securities” for all purposes of such Article 8 and under all other provisions of the UCC.

6.

Effective Date and Time.    This Certificate of Limited Partnership will become effective at 12:00 a.m., Eastern Time, on April 25, 2002, in accordance with the provisions of Sections 17-201 of the Delaware Revised Uniform Limited Partnership Act.

Executed effective as of the 24th day of April, 2002.

CALPINE NATURAL GAS GP, LLC, the sole general partner

By:	/s/ B.A. Berilgen
B.A. Berilgen, President